Exhibit 10.8

AMENDMENT NO. 2 TO CREDIT AGREEMENT

dated as of December 16, 2020

among

BCE-MACH II LLC,

as Borrower,

The Several Lenders

from Time to Time Parties Thereto,

EAST WEST BANK,

as Administrative Agent and Collateral Agent,

EAST WEST BANK,

as Issuing Bank

EAST WEST BANK, as

Sole Bookrunner and Lead Arranger

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of December 16, 2020 (the “Effective Date”), is among BCE-MACH II LLC, a Delaware limited liability company (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the Lenders party hereto; and EAST WEST BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S:

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The parties hereto desire to enter into this Amendment to amend certain provisions of the Credit Agreement, upon the terms and conditions as set forth herein, to be effective as of the Effective Date upon satisfaction of the conditions set forth in Section 4 of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended by this Amendment. Unless otherwise indicated, all section references in this Amendment refer to the corresponding section in the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Consolidated Cash Balance” means, at any time, (a) the aggregate amount of unrestricted cash (in accordance with GAAP) and Cash Equivalents, in each case, held by the Borrower and its Subsidiaries minus (b) the sum, without duplication, of (i) any cash or Cash Equivalents set aside to pay royalty obligations, working interest obligations, suspense payments, severance taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations or other obligations of the Borrower or any Subsidiary to third parties and for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within seven (7) Business Days) in order to pay and (ii) other amounts for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers but have not yet been subtracted from the balance in the relevant account of the Borrower or such Subsidiary.

“Excess Cash Threshold” means, at any time, the greater of (a) $5,000,000 and (b) 10% of the then-existing Borrowing Base.

“Second Amendment Effective Date” means December 16, 2020.

2.2. Amendment to Section 5.2. Section 5.2 of the Credit Agreement is hereby amended by (a) re-lettering clauses (c), (d) and (e) as clauses (d), (e) and (f), respectively, and (b) adding a new Section 5.2(c) as follows:

(c) Excess Cash. If on the last day of any fiscal quarter, the Consolidated Cash Balance of the Borrower and its Subsidiaries exceeds the Excess Cash Threshold, then no later than the third Business Day following such last day of such fiscal quarter, the Borrower shall (i) prepay the Loans in an aggregate principal amount equal to such excess and (ii) if any excess remains after prepaying all of the Loans as a result of any Letter of Credit Exposure, Cash Collateralize such excess as provided in Section 3.8.

2.3. Amendment to Section 7. Section 7 of the Credit Agreement is hereby amended by adding a new Section 7(e) as follows:

(e) After giving effect to the making of any Loan or the issuance of any Letter of Credit, the Consolidated Cash Balance of the Borrower and its Subsidiaries will not exceed the Excess Cash Threshold.

2.4. Amendment to Section 9.1. Section 9.1 of the Credit Agreement is hereby amended by adding a new Section 9.1(l) as follows:

(l) Certificate of Authorized Officer – Excess Cash. No later than the third Business Day following the last day of each fiscal quarter, a certificate of an Authorized Officer, certifying as of such last day of such fiscal quarter, the Consolidated Cash Balance of the Borrower and its Subsidiaries, along with a calculation of the amount required to be prepaid on such date pursuant to Section 5.2(c), if any, together with any supporting documentation that the Administrative Agent may reasonably request.

2.5. Amendment to Section 10.6. Section 10.6(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d) after the Second Amendment Effective Date, other Restricted Payments if, after giving effect to the making of any such Restricted Payment on a Pro Forma Basis, (i) no Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom, (ii) the Consolidated Total Debt to EBITDAX Ratio is not greater than 2.50 to 1.00 on a Pro Forma Basis (provided that for the purposes of this Section 10.6(d), Consolidated Total Debt shall be calculated as of the date of such Restricted Payment and EBITDAX shall be calculated as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 9.1(a) or Section 9.1(b)) and (iii) Liquidity is not less than 20% of the then effective Borrowing Base;

2.6. Amendment to Schedule 13.2. Schedule 13.2 of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 13.2 attached hereto.

Section 3. Borrowing Base. Effective as of the Effective Date, the Borrowing Base is hereby decreased from $30,000,000 to $26,000,000. This adjustment constitutes the Scheduled Redetermination on or about October 1, 2020 as set forth in Section 2.14(b) of the Credit Agreement. The Borrowing Base as modified will remain in effect until next redetermined pursuant to the provisions of Section 2.14 of the Credit Agreement or otherwise in accordance therewith.

Section 4. Conditions Precedent. The effectiveness of this Amendment is subject to the following:

4.1. Counterparts. The Administrative Agent shall have received counterparts of this Amendment from the Credit Parties, each Issuing Bank and each of the Lenders constituting at least the Majority Lenders.

4.2. Prepayment. The Borrower shall have made a prepayment in an amount sufficient to reduce the Total Exposures of all Lenders such that on the Effective Date and after giving effect to the adjustment of the Borrowing Base set forth in Section 3, no Borrowing Base Deficiency shall exist.

4.3. Fees and Expenses. The Administrative Agent shall have received payment from Borrower of all reasonable and documented out-of-pocket fees and expenses (including reasonable fees and expenses of outside counsel) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

Section 5. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders and the Administrative Agent as follows as of the Effective Date (unless otherwise specified below):

5.1. Representations and Warranties. Each representation and warranty of such Credit Party contained in the Credit Agreement and the other Credit Documents is true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in which case such applicable representation and warranty are true and correct) as of the Effective Date and after giving effect to the transactions contemplated hereby, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties are true and correct in all material respects (unless already qualified by materiality or Material Adverse Effect in which case such applicable representation and warranty are true and correct) as of such specified earlier date.

5.2. Due Authorization; No Conflict. The execution, delivery and performance by such Credit Party of this Amendment are within such Credit Party’s company powers, have been duly authorized by all necessary company action, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority and do not violate or constitute a default under any provision of applicable law or material agreement binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except Permitted Liens or Liens created by the Credit Documents.

5.3. Validity and Enforceability. This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally, and (b) the application of general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.4. No Default, Event of Default or Borrowing Base Deficiency. No Default or Event of Default has occurred which is continuing and no Borrowing Base Deficiency exists.

Section 6. Miscellaneous.

6.1. Reaffirmation of Credit Documents. Any and all of the terms and provisions of the Credit Agreement and the other Credit Documents shall, except as amended and modified hereby, remain in full force and effect and each Credit Party acknowledges that it has no defense to its obligation to pay the Obligations when due. Each Credit Party hereby agrees that the amendments and modifications herein contained shall not limit or impair any Liens securing the Obligations or such Credit Party’s obligation to pay the Obligations when due, each of which is hereby ratified and affirmed.

6.2. Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3. Legal Expenses. The Borrower hereby agrees to pay in accordance with Section 13.5 of the Credit Agreement all reasonable fees and expenses of Winstead PC, counsel to the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

6.4. Counterparts. This Amendment may be executed in counterparts, and all parties need not execute the same counterpart. Delivery of this Amendment by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed original counterpart hereof.

6.5. Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.

6.6. Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.8. Credit Document. This Amendment shall constitute a Credit Document (as defined in the Credit Agreement).

[Signature Pages Follow.]

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

BCE-MACH II LLC

By:	/s/ Kevin R. White
Name:	Kevin R. White
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2- BCE-MACH II LLC]

ADMINISTRATIVE AGENT, COLLATERAL AGENT, ISSUING BANK AND A LENDER:

EAST WEST BANK

By:	/s/ Aaron Sizemore
Name:	Aaron Sizemore
Title:	First Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2- BCE-MACH II LLC]

LENDERS:

MIDFIRST BANK, as a Lender

By:	/s/ Chad Dayton
Name:	Chad Dayton
Title:	First Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2- BCE-MACH II LLC]

LENDERS:

COMMERCE BANK, as a Lender

By:	/s/ David D. Scherer
Name:	David D. Scherer
Title:	SVP

[SIGNATURE PAGE TO AMENDMENT NO. 2- BCE-MACH II LLC]